                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                  JUNE 30, 1996


                                 THE 3DO COMPANY
             (Exact name of registrant as specified in its charter)

           DELAWARE                     0-21336                94-3177293
(State or other jurisdiction of   (Commission File No.)    (I.R.S. Employer
 incorporation or organization)                            Identification No.)

                              600 GALVESTON DRIVE,
                         REDWOOD CITY, CALIFORNIA 94063
                    (Address of principal executive offices)

                                 (415) 261-3000
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On June 30, 1996, The 3DO Company ("Registrant") acquired certain assets and assumed certain liabilities of New World Computing, Inc. ("NWC"), a wholly-owned subsidiary of NTN Communications, Inc. ("NTN") pursuant to the terms and conditions of the Agreement of Purchase and Sale of Assets dated as of June 28, 1996, by and among Registrant, NWC, and NTN. In exchange for the assets, Registrant agreed to issue up to one million two hundred thousand (1,200,000) shares of Registrant's common stock (the "Shares") to NWC, and agreed to assume up to one million three hundred thousand dollars ($1,300,000) of current liabilities of NWC. The number of Shares is subject to an adjustment based upon the closing date balance sheet of NWC, which is to be delivered to Registrant by July 20, 1996 (the "Purchase Price Adjustment"). Registrant has guaranteed to NWC that the value received as consideration for the transaction will be approximately twelve million dollars ($12,000,000), less the cash value of the Purchase Price Adjustment (the "Guaranteed Amount") during a period of time following the closing, which shall be no later than June 30, 1997. In the event that, on the appropriate valuation date, the total value of the Shares which have been sold by and/or which are still held by NWC as of such date is less than the Guaranteed Amount, Registrant will be obligated to make a cash payment to NWC for the difference.

        Assets acquired include cash, accounts receivable, royalties receivable, inventory, prepaid expenses, intangible assets and fixed assets. The intangible assets of NWC include rights under certain development, publishing, and licensing agreements, certain trademarks, technologies, in-process development and rights to products which have been developed by NWC or which are currently under development. Fixed assets consist of computer equipment, peripherals and software used in the development of multimedia entertainment products. Current liabilities assumed included accounts payable, accruals and short term debt. Registrant intends to continue to use the fixed assets to continue the business of NWC in the form of a division of Registrant's Studio 3DO. Additionally, NWC and NTN have entered into a noncompetition agreement with 3DO with respect to the business of 3DO's NWC division for a three (3) year term.

         Prior to the acquisition there were no material relationships between Registrant, its officers, directors, or associates and NWC, NTN, or any of its affiliates.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements.

                  Financial statements meeting the requirements of Regulation S-X are currently not available for NWC, the acquired business. The applicable financial statements will be filed by amendment on or before August 29, 1996.

         (b)      Pro Forma Financial Information.

                  Pro forma financial information is currently not available. The applicable pro forma financial information will be filed by amendment on or before August 29, 1996.

         (c)      Exhibits.

                  Agreement of Purchase and Sale of Assets dated as of June 28, 1996, by and among Registrant, NWC, and NTN.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             The 3DO Company
                                                (Registrant)

Date:  July 10, 1996                        /S/  PAUL J. MILLEY
                                        ----------------------------
                                                 Paul J. Milley
                                            Chief Financial Officer

                                  EXHIBIT INDEX


                     PURSUANT TO ITEM 601 OF REGULATION S-K

    Exhibit No.       Description of Exhibit                Sequentially Numbered Page

     10.46            Agreement of Purchase and             Page 5
                      Sale of Assets between Registrant,
                      NTN Communications, Inc., and
                      New World Computing, Inc.